Bloomberg Tickers
                                                  Issuer Free Writing Prospectus
                                                  Filed pursuant to Rule 433
TR DBLAUT5J                                       Registration No. 333-137902
ER DBLAUE5J                                       Dated: November 7, 2008

Liquid Alpha USD 5 Index
Seeks to achieve stable absolute returns November 2008

Deutsche Bank's Liquid Alpha 5 USD Index has existed since April 23, 2008.
Accordingly, any index performance shown in this presentation preceding that inception date does not reflect the performance of an actual index, but has been retrospectively calculated.

Deutsche Bank AG has filed a registration statement (including a prospectus)
with the SEC for the offerings to which this communication may relate. Before you invest, you should read the prospectus in that registration statement and other documents Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, Deutsche Bank AG, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-311-4409.

                                                           A Passion to Perform.

Alpha vs Beta
Introduction

o    Historically,  managed investment  products delivered long-only exposure to asset class returns.  Managers  sought to add value by trying to outperform their respective benchmarks

o    Returns  attributable  to the market  benchmark  were deemed  "beta"  while returns that exceeded the market benchmark were deemed "alpha"

o    Alpha can be defined as the excess return between two assets:  a long asset and short asset

o    In recent  years,  investors  have  looked  to  separate  the alpha  return
     (excess) from the beta return (market)

o    DB  responded  by  launching a series of  alpha-generating  long vs.  short
     indices  for  each  major  asset  class   (equities,   rates,   currencies,
     commodities).  These indices are not correlated to their  respective  asset class and therefore have little or no beta exposure

o    Deutsche Bank is now offering combined exposure to these four alpha indices in a risk targeted, efficient manner via the Liquid Alpha Index

                                                                               1

Extracting the Excess Return of the Market

DB Introduces the Liquid Alpha Index

Liquid Alpha is a weighted combination of four proprietary alpha indices from four different asset classes, plus cash The Underlying Assets(1)

o    Equities:  (S&P  X-Alpha  Index)  seeks to  generate  alpha by going long a series of DB Regional  Equity  Style  Indices  and short  their  respective equity benchmarks

o    Commodities:  (DB Commodity  Harvest  Index) long optimal  yield  commodity index vs. short commodity benchmark

o    Currencies:  (DB Balanced  Currency Harvest  (USD-Funded)  Index) long high interest rate currencies vs. short low interest rate currencies

o    Rates: (DB Smart Index) seeks to extract alpha from the difference  between short- term and long-term interest rates (5x leveraged)

o    Cash: (DB Fed Funds Index) overnight Fed Funds rate

These indices are combined in a quantitative portfolio allocation model
(optimizer) seeking risk targeted, optimal exposure to each asset class alpha strategy.

1 Please see Appendix 1 for a detailed explanation of each Alpha Index

                                                                               2

Extracting the Excess Return of the Market

Multi-Asset Alpha Index Dynamic Allocation

The weighting of each Alpha Index is determined by utilizing a model based on
Modern Portfolio Theory. The Optimized Asset Allocator (OAA) seeks to determine the portfolio allocation which maximizes returns for a given level of volatility, subject to pre-defined constraints:

     -    Previous 60 business days correlation, volatility and returns for each alpha index and cash are used as inputs

     -    Constraints:

                                Range Exposure
                Equity          10%-50%
                Commodity       10%-50%
                Currency        10%-50%
                Rates           10%-50%
                Cash            0%-60%

     -    Volatility: Targeted at 5%

     -    Stop-Loss Mechanism: triggers an additional rebalancing

                                                                               3

The Optimization Methodology

Optimized Asset Allocation1

Alpha from      Allocation between      Returns on 60        Volatility targeting
different       alphas from different   business days
asset classes   asset classes           Volatility on 60     Optimized portfolio
                                        business days        allocation
                Quarterly
                reallocation based      Correlation between
                on constraints and      indices
                on new risk-return
                parameters              Risk Monitoring:
                                        return trigger

                                        Historical
                                        Data Input
                  Tactical                                    Optimized
Strategic         Asset                                       Asset
Asset Allocation  Allocation                                  Allocation

                                        Risk
                                        Profile

1    The OAA is based upon Markowitz's Modern Portfolio Theory, also known as the theory of diversification; Markowitz won the 1990 Nobel Prize in
     Economics. Markowitz's "efficient frontier" refers to a series of optimal portfolio allocations that will maximize return for a given level of risk.

                                                                               4

Optimized Asset Allocation Model:

A Risk Adjusted Return Optimisation Tool

Input

Volatility Target: 5%
Underlying Universe:
Equity
Commodity
Currency
Rates
Cash

Optimized Asset Allocator

Constraints

Equity          -       10%-50%
Commodity       -       10%-50%
Currency        -       10%-50%
Rates           -       10%-50%
Cash            -       0%-60%

Liquid Alpha TR 5
Hypothetical Optimized
Portfolio1:
Equity          -       30.00%
Commodity       -       16.74%
Currency        -       30.00%
Rates           -       22.78%
Cash            -       0.48%

1    This is a hypothetical portfolio and does not represent an actual allocation

                                                                               5

Extracting the Excess Return of the Market

DB Introduces the Liquid Alpha Index

Key Features:

-    Multi-asset alpha: Combination of 4 different asset alphas plus cash offers diversification

-    Dynamic Asset Allocation: Based on Markowitz's portfolio theory, the
     Optimized Asset Allocator (OAA) model aims for the optimal asset allocation along the efficient frontier1

-    Historically low correlation to traditional asset classes: Alpha has historically been independent from the asset class underlying each investment strategy

-    Historically low correlation to each other: Each of the four Alpha Index strategies has historically had little or no correlation to the other three

-    No Beta exposure: Zero net exposure to equities, bonds, commodities or currencies - Low volatility: Seeks to add stability to returns over time

-    Managed risk: Stop-loss mechanism is triggered if returns fall below a specified minimum

-    Transparency: The individual Alpha Indices and their weightings in the
     Liquid Alpha Index are published daily on Bloomberg and Reuters

-    Cost effective: As an alternative to a fund of hedge funds, Liquid Alpha seeks to provide a similar return without performance fees or liquidity constraints2

-    Diverse Strategies: fundamental equity relative value, commodity carry, currency carry, yield curve slope monetization (see Appendix 1 for further detail on each strategy)

1    The OAA is based upon Markowitz's Modern Portfolio Theory, also known as the theory of diversification; Markowitz won the 1990 Nobel Prize in
     Economics. Markowitz's "efficient frontier" refers to a series of optimal portfolio allocations that will maximize return for a given level of risk.

2    There are, however, costs associated with the individual Alpha Indices that are charged to the Liquid Alpha Index. Although the index level is published daily, this index is not freely tradable and direct investment in the Liquid Alpha 5 Index is not available.

                                                                               6

Liquid Alpha USD 5 TR

Performance Analysis

Index Returns*

Annual Returns*

Liquid Alpha returns prior to 4/23/08 have been retrospectively calculated

Performance Analysis*

                                Liquid Alpha 5   iBoxx USD       MSCI World
January 1999 - October 2008 ...   USD TR          Treasury        USD TR
Annualized Returns ............    10.5%            5.5%             5.5%
Volatility ....................     4.4%            4.8%            16.3%
Sharpe Ratio (3.6%) ...........     1.59            0.39             0.11
Maximum Drawdown ..............   -10.0%          -4.8%           -46.3%
Start Date ....................   Aug-08          Jun-03          Apr-02
End Date ......................   Oct-08          Feb-04          Jan-06
Max Monthly Consecutive Loss ..   -10.0%          -4.8%           -36.7%
Start Date ....................   Aug-08          Jun-03          Jun-08
End Date ......................   Oct-08          Aug-03          Oct-08
Max/Min Returns
Rolling 12 Months .............   21.0% / -9.2%   15.9% / -5.0%   49.8% / -48.3%
Rolling 3 Months ..............   8.7% / -10.4%   7.4% / -5.1%    26.9% / -38.3%
Average Monthly Returns            0.8%             0.4%             0.1%
% Months with Gains ...........   83.8%            67.5%            54.7%
Correlation
iBoxx USD Treasury ............   -0.04            1.00             -0.26
MSCI World USD TR .............    0.16           -0.26              1.00

Historical 12 Month Volatility*

*Source: Deutsche Bank, 2008, Bloomberg. Liquid Alpha has been retrospectively calculated and did not exist prior to April 23, 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank
Liquid Alpha Index would have been lower than the Index as a result of fees and/or costs.

                                                                               7

Liquid Alpha USD 5 TR
Performance Analysis

Monthly Returns Analysis1
        1999    2000    2001     2002    2003    2004    2005    2006    2007    2008
        -----------------------------------------------------------------------------
Jan             1.73%   2.91%    1.18%   1.41%   0.91%   1.19%   1.57%   1.16%   0.22%
Feb     0.97%   1.25%   -0.23%   0.55%   0.69%   2.30%   2.74%   0.87%   0.90%   0.20%
Mar     0.93%   0.54%   2.05%    1.83%   -0.33%  0.51%   0.47%   0.72%   1.55%   0.05%
Apr     1.13%   1.12%   0.42%    2.58%   5.12%  -0.97%   0.70%  -0.02%   1.75%   0.11%
May     0.66%   2.27%   0.57%    0.64%   0.50%   0.23%   2.32%  -0.05%   1.79%   0.91%
Jun     0.59%   -0.62%  0.82%    0.14%   2.85%   2.14%   2.55%   1.57%   0.69%  -0.22%
Jul    -0.59%   1.94%   0.05%    0.28%   0.30%   0.58%   0.64%   0.75%  -0.50%   0.95%
Aug    -0.37%   0.78%   0.49%    0.42%   1.27%   1.30%  -0.53%   1.84%  -2.11%  -0.72%
Sep     0.46%   1.10%   1.26%    0.01%   1.14%   0.82%   2.82%   1.06%   2.16%  -3.78%
Oct     0.48%   2.20%   1.11%    -0.99%  1.15%   0.42%   1.64%   0.46%   1.69%  -5.84%
Nov     0.26%   1.20%   0.96%    2.91%   1.39%   2.30%   1.67%  -0.21%  -0.92%
Dec     0.62%   1.86%   1.26%    2.03%   1.12%   1.41%  -0.84%   2.46%   0.44%
        -----------------------------------------------------------------------------
Ann.Rtn.5.39%  16.47%  12.26%   12.14%  17.83%  12.56%  16.38%  11.54%   8.85%  -8.04%

Allocation Constraints
Liquid Alpha USD 5 TR                                      Range       Current
Constituents                    Live Date   Bloomberg     Exposure    Allocation

S&P X-Alpha USD TR Index        Oct 31 07   SPXADT        10% - 50%      10.00%
DB Commodity Harvest TR Index   Dec 17 07   DBCMHLTU      10% - 50%      50.00%
DB Currency Harvest TR Index    Oct 19 05   DBHVBUSF      10% - 50%       9.04%
DB SMART Index                  Jul 15 07   DBSMARTD      10% - 50%      10.00%
DB Fed Funds Index              Oct 15 07   DBMMFED1      0% - 60%       20.96%

Historical Allocation

1 Source: Deutsche Bank, 2008, Bloomberg.

The Liquid Alpha Index has been retrospectively calculated and did not exist prior to April 23, 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank Liquid Alpha Index would have been lower than the Index as a result of fees and/or costs.

                                                                               8

Liquid Alpha USD 5: from TR to ER

o    The Total Return (TR) Index is calculated first because the Optimized Asset
     Allocation model requires a cash component and fully-funded assets

o    Liquid Alpha Excess Return (ER) incorporates the alpha strategy with no funding component

o    The ER Index is calculated as the difference between the performance of the
     TR index and that of the DB Fed Funds Index since the last rebalancing date

Liquid Alpha TR      Fed Funds       Liquid Alpha ER

                                                                               9

Liquid Alpha USD 5 ER
Performance Analysis

Index Returns*

Annual Returns*

Performance Analysis*

xx                             Liquid Alpha 5   iBoxx USD        MSCI World
January 1999 - October 2008    USD ER           Treasury         USD TR
Annualized Returns              6.7%             5.5%             5.5%
Volatility                      4.4%             4.8%            16.3%
Sharpe Ratio (3.6%)            1.54             0.39             0.11
Maximum Drawdown              -11.4%            -4.8%           -46.3%
Start Date                     Jul-07          Jun-03           Apr-02
End Date                       Oct-08          Feb-04           Jan-06
Max Monthly Consecutive Loss   -10.5%           -4.8%           -36.7%
Start Date                     Aug-08          Jun-03           Jun-08
End Date                       Oct-08          Aug-03           Oct-08
Max/Min Returns
Rolling 12 Months              19.8%/-11.7%  15.9%/-5.0%      49.8%/-48.3%
Rolling 3 Months               8.4%/-10.8%   7.4%/-5.1%       26.9%/-38.3%
Average Monthly Returns        0.6%              0.4%             0.1%
% Months with Gains           76.1%             67.5%            54.7%
Correlation
iBoxx USD Treasury            -0.04              1.00            -0.26
MSCI World USD TR              0.16             -0.26            1.00

Historical 12 Month Volatility*

*Source: Deutsche Bank, 2008, Bloomberg. Liquid Alpha has been retrospectively calculated and did not exist prior to April 23, 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank
Liquid Alpha Index would have been lower than the Index as a result of fees and/or costs.

                                                                              10

Liquid Alpha USD 5 ER

Performance Analysis

Monthly Returns Analysis1

           1999    2000    2001    2002    2003    2004    2005    2006    2007    2008
Jan                1.25%   2.39%   1.02%   1.31%   0.83%   1.00%   1.19%   0.69%   -0.12%
Feb        0.60%   0.81%   -0.66%  0.41%   0.60%   2.22%   2.55%   0.52%   0.49%   -0.04%
Mar        0.49%   0.03%   1.61%   1.70%   -0.44%  0.42%   0.25%   0.33%   1.12%   -0.18%
Apr        0.73%   0.66%   0.00%   2.42%   5.03%   -1.05%  0.48%   -0.39%  1.31%   -0.08%
May        0.29%   1.70%   0.21%   0.49%   0.40%   0.15%   2.05%   -0.51%  1.34%   0.74%
Jun        0.16%   -1.16%  0.50%   0.00%   2.75%   2.05%   2.31%   1.16%   0.27%   -0.39%
Jul        -1.00%  1.38%   -0.29%  0.12%   0.21%   0.47%   0.38%   0.30%   -0.96%  0.78%
Aug        -0.83%  0.23%   0.18%   0.27%   1.19%   1.17%   -0.85%  1.39%   -2.55%  -0.88%
Sep        0.02%   0.59%   1.02%   -0.14%  1.05%   0.69%   2.53%   0.64%   1.77%   -3.95%
Oct        0.05%   1.63%   0.88%   -1.14%  1.07%   0.28%   1.32%   0.00%   1.25%   -5.95%
Nov        -0.23%  0.66%   0.78%   2.81%   1.31%   2.13%   1.34%   -0.65%  -1.29%
Dec        0.17%   1.35%   1.12%   1.93%   1.04%   1.23%   -1.18%  2.05%   0.07%
Ann.Rtn.   0.50%   9.48%   7.99%   10.28%  16.54%  11.07%  12.77%  6.17%   3.47%   -9.84%

Allocation Constraints

Liquid Alpha USD 5 ER                                    Range       Current
Constituents                    Live Date   Bloomberg   Exposure    Allocation
S&P X-Alpha USD TR Index        Oct 31 07   SPXADT      10% - 50%      10.00%
DB Commodity Harvest TR Index   Dec 17 07   DBCMHLTU    10% - 50%      50.00%
DB Currency Harvest TR Index    Oct 19 05   DBHVBUSF    10% - 50%       9.04%
DB SMART Index  Jul 15 07       DBSMARTD    10% - 50%                  10.00%

Historical Allocation

1Source: Deutsche Bank, 2008, Bloomberg. The DB Liquid Alpha USD 5 ER Index has
been retrospectively calculated and did not exist prior to April 23, 2008.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank Liquid Alpha USD 5 ER Index would have been lower than the
Index as a result of fees and/or costs.

                                                                              11

Index Costs Summary

o    The Liquid Alpha 5 Index has certain costs associated with the individual alpha indices that are charged to the Liquid Alpha 5 Index*

     -    The cost to replicate the strategies underlying the Liquid Alpha 5
          Index ranges between a minimum of 21 bps per annum and a maximum of 63 bps per annum, depending on the allocation between the underlying indices

o    Individual index costs are based on an annual hedging cost, subtracted on a daily basis, and a bid-ask cost subtracted at each rebalancing

                                                Hedging Cost1   Bid-Ask Cost1
S&P X-Alpha Total Return Index                       0.75%             --
db Commodity Harvest Total Return Index              0.50%           0.20%
db Currency Harvest Balanced Total Return Index       --               --
db SMART Total Return Index                          0.25%             --
Fed Funds Total Return Index                          --               --

*    These costs are applicable as of the date hereof and may change according to market conditions.

1    Indices that do not show Hedging Costs above have their costs allocated within the respective DB Index itself. Bid-Ask costs reflect the costs involved during a rebalancing and are only applicable to the DB Commodity
     Harvest TR Index

                                                                              12

Advantages of Liquid Alpha

o    Seeks to achieve high risk-adjusted returns

o    Utilizes well-known proprietary alpha indices from Equities, Rates,
     Commodities and Currencies

o    Seeks to achieve optimal allocation between uncorrelated "alpha" strategies

o    Stop-loss feature seeks to manage downside risks

o    Low correlation to traditional asset classes

o    Transparent underlying with full reporting of daily index closing levels and weights on Bloomberg and Reuters

                                                                              13

Certain Risks of Liquid Alpha

o    LIQUID ALPHA HAS LIMITED PERFORMANCE HISTORY -- Publication of Liquid Alpha
     began on April 23, 2008. Therefore, it has very limited performance history and no actual investment which allowed tracking of the performance of
     Liquid Alpha was possible before that date.

o    AN INVESTMENT LINKED OR RELATED TO LIQUID ALPHA WILL NOT BE THE SAME AS AN
     INVESTMENT IN THE ALPHA INDICES -- The Liquid Alpha closing level on any trading day will depend on the performance of the Alpha Indices. The weighting of each Alpha Index is determined by the Optimized Asset
     Allocator ("OAA"), which seeks to maximize returns for a given level of volatility. You should, therefore, carefully consider the composition and calculation of each Alpha Index.

o    ALPHA INDICES ARE NOT EQUALLY WEIGHTED IN THE LIQUID ALPHA MODEL AND MAY
     OFFSET EACH OTHER -- The Alpha Indices are assigned different weightings in
     Liquid Alpha via the Optimized Asset Allocation Model. The same return generated by two Alpha Indices, whether positive or negative, may have a different effect on the performance of Liquid Alpha. Additionally, positive returns generated by one or more Alpha Index may be moderated or more than offset by smaller positive returns or negative returns generated by the other Alpha Indices.

o    FOR THE EXCESS RETURN INDEX, THE CLOSING LEVEL IS AFFECTED BY THE
     PERFORMANCE OF THE FED FUNDS INDEX -- The calculation of the Excess Return
     Index level is intended to reflect the excess return (if any) of the Total
     Return Index relative to the return of the Fed Funds Index. Although the
     Total Return Index and the Fed Funds Index may perform positively, if the
     Total Return Index does not outperform the Fed Funds Index the Excess
     Return Index level will not increase.

o    THE ACTUAL EXPERIENCED VOLATILITY OF EACH ALPHA INDEX AND LIQUID ALPHA
     MODEL MAY NOT EQUAL THE TARGET VOLATILITY, WHICH MAY HAVE A NEGATIVE IMPACT
     ON THE PERFORMANCE OF LIQUID ALPHA -- The weighting of each Alpha Index in the Liquid Alpha Model is adjusted to target a volatility level of 5%.
     Because this adjustment is based on the volatility of the previous 60 business days, the actual volatility realized on the Alpha Indices and the
     Liquid Alpha Model will not necessarily equal the volatility target.

o    THE CALCULATION OF LIQUID ALPHA'S CLOSING LEVEL WILL INCLUDE A DEDUCTION OF
     COSTS FROM THE ALPHA INDICES --

On each trading day, the calculation of Liquid Alpha's closing level will include a deduction of costs from the Alpha Indices currently ranging between a minimum of 21 basis points per annum and maximum of 63 basis points per annum, depending on the individual weightings of the Alpha Indices.

                                                                              14

Appendix 1:

The Underlying Indices

                                                                              15

S&P X-Alpha USD TR Strategy Index

Bloomberg Ticker : SPXADT

o    The S&P X-Alpha USD Total Return Strategy Index uses a rules-based, mathematical model that reflects the relative performance between a basket
     FX of eight DB Regional Style equity indices and a basket of four regional equity benchmark indices and also contains a Fed Funds Return Index. The regional focus of the Index is the USA, Eurozone, Japan and the United
     Kingdom. The X-Alpha Model seeks to identify, from a growth perspective, high short-term earnings momentum stocks in global developed markets and, from a value perspective, low price-earnings ratio or high dividend yielding stocks in the same markets.

o    The X-Alpha Model employs the Deutsche Bank proprietary indices (DB
     Regional Style Indices) that reflect the performance of these categories of stocks, and pairs each with a regional well-known, broad equity index maintained by a third-party sponsor (Benchmark Indices), to make eight
     Index Constituent Pairs.

o    The return on an Index Constituent Pair is determined based on the daily cumulative return of the relevant DB Regional Style Index compared to that of the relevant Benchmark Index. The X-Alpha Model reflects a weighted return in USD of the Index Constituent Pairs, with the pair weights being determined based upon initial weights assigned to each Index Constituent
     Pair, adjusted based upon their recent observed volatility to target a volatility of 8% per year for the X-Alpha Model's exposure to each Index
     Constituent Pair.

                                                                              16

S&P X-Alpha USD TR Strategy Index
Performance Analysis

Index Returns*

Annual Returns*

                                     S&P X-Alpha        iBoxx USD        MSCI World
January 1999 - October 2008             USD TR           Treasury        USD TR

Annualized Returns                       9.1%            5.5%             5.5%
Volatility                               6.5%            4.8%            16.3%
Sharpe Ratio (3.6%)                     0.85            0.39             0.11
Maximum Drawdown                       -12.0%           -4.8%           -46.3%
Start Date                              Jun-07           Jun-03          Apr-02
End Date                                Oct-08           Feb-04          Jan-06
Max Monthly Consecutive Loss            -7.3%            -4.8%           -36.7%
Start Date                              Jun-08           Jun-03          Jun-08
End Date                                Oct-08           Aug-03          Oct-08
Max/Min Returns
Rolling 12 Months                      36.1% / -13.5%   15.9% / -5.0%   49.8% / -48.3%
Rolling 3 Months                       12.4% / -7.3%    7.4% / -5.1%    26.9% / -38.3%
Average Monthly Returns                 0.7%            0.4%             0.1%
% Months with Gains                    70.1%           67.5%            54.7%
Correlation
iBoxx USD Treasury                      0.06            1.00             -0.26
MSCI World USD TR                      -0.02            -0.26           1.00

             1999     2000     2001     2002    2003    2004     2005    2006    2007      2008
----------------------------------------------------------------------------------------------
Jan        -0.89%    3.44%    1.62%    0.21%  -0.10%   1.73%    5.61%   0.02%  2.42%
Feb         1.35%    0.48%    3.03%    0.55%  -0.80%   1.62%    4.90%  -1.44%   1.77%   -1.35%
Mar        -0.04%    4.01%    1.67%    2.65%  -1.80%   1.86%    0.35%   3.03%   3.21%   -1.33%
Apr         2.04%    2.37%    0.38%    5.82%   1.53%   0.18%   -1.65%   0.95%   0.65%    1.19%
May         1.56%    3.69%    0.25%    0.50%   4.01%  -0.02%    0.12%   0.55%   1.31%    0.46%
Jun        -1.77%   -1.48%    0.07%    3.09%  -0.86%   2.76%    3.68%   1.96%  -0.31%   -1.50%
Jul        -0.46%    1.39%    0.55%    0.51%   0.58%   0.50%    1.17%   0.61%   0.05%   -2.07%
Aug        -0.86%    2.30%    2.06%    0.95%   1.95%   0.18%    3.23%  -1.91%  -1.24%   -0.92%
Sep         0.15%    1.77%   -1.51%    0.31%   0.82%   3.00%    2.15%  -1.11%  -0.29%   -2.02%
Oct        -0.76%    2.09%    0.96%   -4.97%   1.38%   0.23%   -0.64%   1.80%   0.19%   -1.05%
Nov        -2.63%    1.76%   -0.35%   -0.75%   0.68%   2.90%    0.06%   1.27%  -2.73%
Dec         0.37%    3.61%    0.70%    2.16%  -0.81%   1.00%    0.70%   0.16%  -2.13%
----------------------------------------------------------------------------------------------
Ann.Rtn.    0.12%   23.07%   11.73%   12.77%   6.96%  14.96%   16.76%  11.85%   0.34%   -6.09%

*Source: Deutsche Bank, 2008, Bloomberg. The S&P X-Alpha TR Strategy Index and
its underlying style indices have been retrospectively calculated and did not exist prior to October 31, 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the S&P X-Alpha USD TR Strategy
Index would have been lower than the Index as a result of fees and/or costs.

                                                                              17

Certain Risks of S&P X-Alpha

o    THE INDEX HAS LIMITED PERFORMANCE HISTORY -- Publication of the Index began on October 31, 2007. Therefore, the Index has very limited performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

o    THE INDEX CONSTITUENT PAIRS ARE NOT EQUALLY WEIGHTED IN THE X-ALPHA MODEL
     AND MAY OFFSET EACH OTHER -- The Index Constituent Pairs are assigned different weightings. Positive returns generated by one or more Index
     Constituent Pairs may be moderated or more than offset by smaller positive returns or negative returns generated by the other Index Constituent Pairs, particularly if the Index Constituent Pairs that generate positive returns are assigned relatively low weightings in the X-Alpha Model.

o    THE RETURNS OF THE INDEX CONSTITUENT PAIRS WILL BE EXPOSED TO FLUCTUATIONS
     IN EXCHANGE RATES -- For the purposes of determining the returns of the
     Index Constituent Pairs, the currency in which any DB Regional Style Index or Benchmark Index (if such currency is not U.S. dollars) will be converted into U.S. dollars at the relevant spot exchange rate. Any positive or negative return that is generated as a result of the performance of a DB
     Regional Style Index compared to that of a Benchmark Index with which it is paired is exposed to fluctuations in the exchange rate between the U.S.
     dollar and the currency in which such DB Regional Style Index and such
     Benchmark Index are publicly quoted.

o    THE ACTUAL EXPERIENCED VOLATILITY OF EACH INDEX CONSTITUENT PAIR AND THE
     X-ALPHA MODEL MAY NOT EQUAL TARGET VOLATILITY, WHICH MAY HAVE A NEGATIVE
     IMPACT ON THE PERFORMANCE OF THE INDEX -- The weighting of each Index
     Constituent Pair in the X-Alpha Model and the X-Alpha Model are adjusted to target a volatility level of 8%. Because this adjustment is based on recently experienced volatility and is subject to a minimum of 50% and a maximum of 150%, the actual volatility realized on the Index Constituent
     Pairs and the X-Alpha Model will not necessarily equal the volatility target.

o    THE CALCULATION OF THE INDEX CLOSING LEVEL WILL INCLUDE A DEDUCTION OF A
     BORROW FEE -- On each trading day, the calculation of the Index closing level will include a deduction of a borrow fee to defray transaction costs incurred in relation to the Index on such day.

                                                                              18

DB Commodity Harvest USD TR Index
Bloomberg Ticker : DBCMHLTU

o    The Deutsche Bank Commodity Harvest Index (DBCHI) employs a rules-based strategy to generate "carry" by capturing the relative value between the
     "optimum roll" strategy within the DB commodity index and the "fixed roll"
     strategy within a benchmark commodity index

o    For each commodity, the index seeks to generate returns, independent from the direction of the commodity's price, through zero-net-exposure long and short positions along the first 13 months of the forward curve

     -    The "long position" is the DB Commodity Booster - S&P GSCI(TM) Light
          Energy Index (Commodity Booster Index), which rolls each commodity futures contract according to Deutsche Bank's "Optimal Yield"
          methodology, which seeks to generate the maximum implied yield

     -    The "short position" is the benchmark index, the S&P GSCITM Light
          Energy Commodity Index, which rolls each commodity futures contract on a pre-defined roll schedule according to the shortest- dated contract

o    The weights ascribed to each long/short commodity exposure are the weights in the S&P GSCITM Light Energy Index

o    The long and short positions are rebalanced monthly to achieve a zero net exposure

                                                                              19

DB Commodity Harvest USD TR Index
Performance Analysis

Index Returns*

Annual Returns*

Performance Analysis*

                                   Commodity          iBoxx USD       MSCI World
January 1999 - October 2008    Harvest USD TR          Treasury           USD TR
Annualized Returns                    8.8%                5.5%           5.5%
Volatility                            3.9%                5.2%          18.6%
Sharpe Ratio (3.6%)                   1.36                0.36          0.10
Maximum Drawdown                     -4.2%               -4.8%         -46.3%
Start Date                           Jul-02             Jun-03          Apr-02
End Date                             Apr-03             Feb-04          Jan-06
Max Monthly Consecutive Loss         -3.8%               -4.8%          -36.7%
Start Date                           Oct-00             Jun-03          Jun-08
End Date                             Jan-01             Aug-03          Oct-08
Max/Min Returns
Rolling 12 Months                    23.2% / -3.4%  15.9% / -5.0%   49.8% / -48.3%
Rolling 3 Months                     8.0% / -4.7%    7.4% / -5.1%   26.9% / -38.3%
Average Monthly Returns                0.7%                0.4%           0.1%
% Months with Gains                   77.8%               67.5%          54.7%
Correlation
iBoxx USD Treasury                    0.00                1.00           -0.01
MSCI World USD TR                    -0.04               -0.01            1.00

Monthly Returns*

            1999      2000    2001     2002    2003     2004    2005    2006    2007    2008
----------------------------------------------------------------------------------------------
Jan                   0.43%   3.99%    0.78%   0.80%    0.85%   1.01%   2.40%   0.50%   1.66%
Feb         1.33%     0.36%   1.93%   -0.15%  -3.18%    0.72%   0.26%   2.00%   1.01%  -0.12%
Mar         -0.88%    0.46%   1.63%   -0.95%   3.39%    1.06%   1.18%   0.48%   1.00%   1.47%
Apr         0.08%     0.92%   0.79%    0.20%   1.42%    0.62%   2.79%   0.80%   1.14%   0.35%
May         1.23%    -0.21%   0.46%    1.16%  -0.82%    1.49%   0.60%   0.92%   0.95%   1.03%
Jun         0.68%    -0.35%   1.83%    0.48%   1.95%    2.36%   2.39%   1.33%  -0.49%   0.60%
Jul         -0.08%    2.09%   0.70%   -0.31%  -0.40%    0.73%   0.61%   1.31%  -1.27%   0.82%
Aug         -0.67%   -1.58%   0.25%   -0.19%   0.48%    2.28%  -2.09%   3.00%  -0.27%   1.02%
Sep         0.37%     2.57%   2.25%   -2.23%   1.59%   -0.68%   0.92%   2.07%  -1.66%   0.41%
Oct         1.94%    -0.51%   0.44%    0.63%  -0.47%    1.41%   2.04%   0.22%   1.78%   1.47%
Nov         0.25%    -1.80%   0.36%    0.60%   0.45%    1.94%   2.15%   0.64%   1.47%
Dec         0.61%    -1.57%   0.20%   -0.36%   0.34%    1.41%   1.78%   2.01%   0.54%
----------------------------------------------------------------------------------------------
Ann.Rtn.    4.86%     0.71%   15.79%   -0.39%  5.54%    15.10%  14.42%  18.53%  4.73%   9.04%

*Source: Deutsche Bank, 2008, Bloomberg. The DB Commodity Harvest Index has been retrospectively calculated and did not exist prior to December 17, 2007.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest Index would have been lower than the Index as a result of fees and/or costs.

                                                                              20

Certain Risks of DB Commodity Harvest Index

o    THE DB COMMODITY HARVEST INDEX HAS LIMITED PERFORMANCE HISTORY --
     Publication of the Index began on December 17, 2007. Therefore, the Index has very limited performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

o    STRATEGY RISK -- The DB Commodity Harvest Index reflects a strategy that takes a long position in the DB Commodity Booster Index and a short position in the S&P GSCI(TM) Light Energy Index. The value of the DB
     Commodity Harvest Index will be adversely affected if the DB Commodity
     Booster Index does not outperform the benchmark S&P GSCI(TM) Light Energy

                                                                              21

DB Balanced Currency Harvest Funded Index

Bloomberg Ticker : DBHVBUSF

o    The DB Balanced Currency Harvest Funded Index (DB Currency Harvest)
     reflects the total return performance of a portfolio that systematically invests in a diversified basket of high-yielding currencies, funded by going short a diversified basket of low-yielding currencies, plus a money market performance linked to the Fed Funds rate

o    The index methodology is designed to exploit a forward rate bias, (the tendency of currency forward rates to under-predict future spot prices)
     through systematic allocation rules

o    The Index methodology is implemented by ranking a currency pool of G10 and
     Emerging Market currencies by their 3-month Libor rates (sourced from reliable and transparent third party fixing pages) and investing in 3-month forward contracts by offsetting equal amounts of high-yielding currencies with low-yielding currencies

     -    Long Exposure: Two highest yielding G10 currencies plus the 3 next highest yielding currencies from the Balanced Currency Pool

     -    Short Exposure: Two lowest yielding G10 currencies plus the 3 next lowest yielding currencies from the Balanced Currency Pool

o    A roll-window feature is built into the Index to enhance returns and the
     Index is rebalanced quarterly

Balanced Currency Pool (as of May 2008)
G10                      Emerging Markets
Australia                Brazil
Canada                   Czech Republic
Euro                     Hungary
Japan                    Mexico
New Zealand              Poland
Norway                   Singapore
Sweden                   South Africa
Switzerland              South Korea
United Kingdom           Taiwan
United States            Turkey

                                                                              22

DB Currency Harvest Index
Performance Analysis

Index Returns*

Annual Returns*

Performance Analysis*          Currency        iBoxx USD       MSCI World
January 1999 - October 2008    Harvest USD TR   Treasury         USD TR
Annualized Returns             14.3%             5.5%               5.5%
Volatility                     10.8%             5.2%              18.6%
Sharpe Ratio (3.6%)            0.99              0.36               0.10
Maximum Drawdown               -21.2%            -4.8%            -46.3%
Start Date                     Aug-08            Jun-03           Apr-02
End Date                       Oct-08            Feb-04           Jan-06
Max Monthly Consecutive Loss   -21.2%            -4.8%            -36.7%
Start Date                     Aug-08            Jun-03           Jun-08
End Date                       Oct-08            Aug-03           Oct-08
Max/Min Returns
Rolling 12 Months          41.6% / -24.3%    15.9% / -5.0%   49.8% / -48.3%
Rolling 3 Months           16.9% / -26.6%     7.4% / -5.1%    26.9% / -38.3%
Average Monthly Returns         1.2%             0.4%               0.1%
% Months with Gains            75.2%            67.5%              54.7%
Correlation
iBoxx USD Treasury             -0.12             1.00              -0.01
MSCI World USD TR               0.34            -0.01               1.00

Monthly Returns*

           1999     2000     2001     2002    2003     2004     2005     2006     2007     2008
-----------------------------------------------------------------------------------------------
Jan                 4.21%    2.85%    2.63%   2.37%    1.73%    2.34%    0.39%    1.88%  -2.14%
Feb        1.96%    2.03%   -6.56%    1.01%   2.22%    3.48%    2.18%    2.67%    0.72%  -0.64%
Mar        5.28%    0.25%    3.18%    3.48%  -1.39%   -0.21%   -0.40%   -3.53%    2.58%  -4.51%
Apr        2.02%    1.82%    2.91%    1.57%   9.35%   -1.95%    2.17%   -0.23%    3.16%   6.45%
May        0.58%    1.45%    2.38%    0.95%   1.05%   -1.63%    4.15%   -6.46%    3.33%   2.90%
Jun        0.80%    0.48%    2.12%   -5.25%   4.53%    0.76%    2.86%    1.98%    3.17%  -0.21%
Jul       -1.31%    3.15%   -2.80%   -2.56%   0.15%    2.88%    0.65%    4.18%   -0.15%   4.07%
Aug       -0.98%    0.48%    0.19%    3.28%   1.42%    1.27%   -0.53%    3.51%   -3.57%  -1.78%
Sep        0.57%    0.46%   -2.97%    0.41%   1.76%    2.36%    4.63%   -0.50%    5.09%  -7.30%
Oct        0.46%    2.72%    3.65%    2.99%   1.91%    0.45%    1.88%    3.57%    3.59% -13.42%
Nov        2.18%    1.58%    5.70%    6.07%   2.43%    2.37%    2.83%   -1.21%   -3.47%
Dec        2.26%    0.53%    4.71%    3.24%   2.49%    1.84%   -2.52%    3.67%   1.52%
-----------------------------------------------------------------------------------------------
Ann.Rtn.  13.87%   20.83%   15.64%   18.75%  31.79%   14.03%   21.96%    7.72%   18.91% -16.74%

*Source: Deutsche Bank, 2008, Bloomberg. The DB Currency Harvest Index has been retrospectively calculated and did not exist prior to October 19, 2005.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Currency Harvest Index would have been lower than the Index as a result of fees and/or costs.

                                                                              23

Certain Risks of DB Currency Harvest

o    THE DB BALANCED CURRENCY HARVEST INDEX HAS LIMITED PERFORMANCE HISTORY --
     Publication of the Index began on October 19, 2005. Therefore, the Index has very limited performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

o    STRATEGY RISK -- The strategy reflected in the DB Currency Harvest Index takes the view that by taking long positions in high yielding currencies and short positions in low yielding currencies, an investor's gain from interest rate differentials in the high yielding jurisdictions will exceed any potential losses from currency rate risk. The Index Sponsor provides no assurance that this expectation is or will remain valid. Various market factors and circumstances at any time and over any period could cause and have in the past caused investors to become more risk averse to high yielding currencies. Such risk aversion is greater with respect to the non-G10 currencies, which may be volatile and subject to large fluctuations, devaluations, exchange controls and inconvertibility.

o    GAINS IN COMPONENTS OF THE DB CURRENCY HARVEST INDEX MAY BE OFFSET BY
     LOSSES IN OTHER INDEX COMPONENTS -- The DB Currency Harvest Index is
     composed of multiple currency positions. Any gain in one position may be offset by a loss in another position.

o    CURRENCY MARKETS MAY BE HIGHLY VOLATILE -- Currency markets may be highly volatile, particularly in relation to emerging or developing nations'
     currencies and, in certain market conditions, also in relation to developed nations' currencies. The DB Currency Harvest Index components may include emerging market countries that are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. Political or economic instability is likely to have an adverse effect on the performance of the DB Currency Harvest Index.

                                                                              24

DB SMART USD Index

Bloomberg Ticker : DBSMARTD

o    The DB SMART Index seeks to capture returns generated by changes in the slope of the USD yield curve

o    The index methodology implements dynamic long or short "steepener"
     positions in order to FX benefit from relative changes in short-term and long-term interest rates

     -    A steepener is constructed with long/short forward starting interest rate swaps, duration-weighted to remain neutral to small parallel shifts in the yield curve

     -    Long steepener: 1mo forward 2yr Swap (fixed rate receiver) + 1mo forward 10yr Swap (fixed rate payer)

     -    Short steepener: 1mo forward 2yr Swap (fixed rate payer) + 1mo forward
          10yr Swap (fixed rate receiver)

o    The rules-based methodology uses a 2-criteria process to determine the appropriate trading strategy to generate alpha based on recent changes in the USD yield curve or the relative value between short-term and long-term interest rates

     -    Criteria 1: Recent changes in the 3-month USD Libor rate measured by the percentage change month over month

     -    Criteria 2: The current slope of the USD yield curve measured by the
          "carry" of a 1-month forward starting steepener position (receiving
          2-year swap rate while paying 10-year swap rate)

Duration Weighted Steepener

Long Steepener When Yield Curve Steepens or Flattens/Inverts

                                                                              25

DB SMART 5x USD TR Index

Index Returns*

Annual Returns*

Performance Analysis*

                                DB SMART USD             iBoxx USD       MSCI World
January 1999 - October 2008            5x TR       Treasury 1-3 Yr          USD TR

Annualized Returns                      5.8%              0.1%             5.5%
Volatility                              2.6%              1.6%            18.6%
Sharpe Ratio (3.6%)                    0.83              -2.09             0.10
Maximum Drawdown                       -2.3%              -1.2%          -46.3%
Start Date                             Mar-08             Apr-08         Apr-02
End Date                               Oct-08             Sep-08         Jan-06
Max Monthly Consecutive Loss           -2.1%              -1.2%          -36.7%
Start Date                             Mar-08             Apr-08         Jun-08
End Date                               May-08             Jun-08         Oct-08
Max/Min Returns
Rolling 12 Months                14.7% / -0.3%       11.1% / -0.6%     49.8% / -48.3%
Rolling 3 Months                 5.2% / -3.7%        3.9% / -1.9%      26.9% / -38.3%
Average Monthly Returns                 0.0%              0.4%             0.1%
% Months with Gains                    63.2%             78.6%            54.7%
Correlation
iBoxx USD Treasury 1-3 Yr              0.11              1.00             -0.29
MSCI World USD TR                     -0.03             -0.29              1.00

Monthly Returns*

           1999    2000      2001      2002      2003     2004     2005     2006     2007      2008
---------------------------------------------------------------------------------------------------
Jan               0.39%    -0.12%     0.36%     0.56%   -0.29%    1.50%    0.28%    0.45%     1.17%
Feb       0.52%   0.89%     0.42%     0.05%    -0.29%    0.54%    0.36%    0.93%    0.32%     1.60%
Mar       1.38%  -0.71%     1.96%    -0.25%     1.02%    0.02%    0.35%   -0.32%    0.03%    -0.28%
Apr       0.38%   0.46%     1.59%     0.43%     0.26%    0.00%    0.54%   -0.43%    0.72%    -1.80%
May       0.33%   0.59%     1.21%     0.36%    -1.24%   -0.03%    0.86%    0.82%    0.76%     0.11%
Jun       1.04%   0.56%     0.57%     1.27%     0.81%    0.29%    0.67%    0.54%   -0.47%    -0.09%
Jul       0.45%   1.04%     0.95%     2.04%     2.95%    0.09%    0.26%    0.25%   -0.04%     0.32%
Aug       0.92%   0.30%     0.55%    -0.85%    -0.97%    0.19%    0.53%    0.76%    0.86%    -0.12%
Sep       0.44%   1.13%     2.06%     0.19%    -0.28%    0.88%    0.53%    0.65%   -0.52%    -0.47%
Oct       0.59%   0.59%     1.30%     1.42%    -0.07%    0.20%    0.00%    0.57%    0.51%     1.28%
Nov       0.36%   0.43%     0.67%    -0.39%    -0.60%    0.84%    0.47%    0.94%    0.58%
Dec       0.43%   0.52%     1.33%     0.75%     1.11%    0.85%    0.76%    0.37%    0.21%
---------------------------------------------------------------------------------------------------
Ann.Rtn.  7.26%   6.35%    13.21%     5.47%     3.25%    3.64%    7.05%    5.48%    3.44%     0.68%

*Source: Deutsche Bank, 2008, Bloomberg. The DB Smart Index has been retrospectively calculated and did not exist prior to July 15, 2007.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Smart Index would have been lower than the Index as a result of fees and/or costs.

                                                                              26

Certain Risks of DB SMART USD Index

o    THE DB SMART USD INDEX HAS LIMITED PERFORMANCE HISTORY -- Publication of
     the Index began on July 15, 2007. Therefore, the Index has very limited actual performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

o    STRATEGY RISK -- The DB SMART USD Index reflects an investment strategy that systematically selects steepening or flattening positions in relation to the USD yield curve based on signals of a rate cutting or rate hiking cycle or the implied positive or negative carry in those positions in order to capture returns generated by changes in the slope of the USD yield curve. If the slope of the USD yield curve does not behave in the manner indicated by the signals or remains flat or nearly flat for extended periods, the value of the DB SMART USD Index could be adversely affected.

o    LEVERAGED EXPOSURE TO THE DB SMART USD INDEX -- Positive or negative returns generated by the DB SMART USD Index are five times leveraged before being assigned a weighting in Liquid Alpha by the Optimized Asset
     Allocation Model. If the investment strategy reflected by the DB SMART USD
     Index does not generate positive results, the contribution of the DB SMART
     USD Index to Liquid Alpha will be the weighted, leveraged negative performance of the DB SMART USD Index.

                                                                              27

DB Fed Funds Total Return Index
Bloomberg Ticker : DBMMFED1

o    The DB Fed Funds Total Return Index measures the accrual of a deposit invested at the inter-bank overnight interest rate (Fed Funds). The deposit is FX compounded (reinvested) daily, with a 360-day year convention. Fed
     Funds refers to the rate published at the close of business in New York.

                                                                              28

DB Fed Funds Index

Index Returns*

Annual Returns*

Performance Analysis*

                                                           iBoxx USD         MSCI World
January 1999 - October 2008          Fed Funds       Treasury 1-3 Yr             USD TR
Annualized Returns                        3.6%                  0.1%               5.5%
Volatility                                0.2%                  1.6%              18.6%
Sharpe Ratio (3.6%)                          -                 -2.09               0.10
Maximum Drawdown                             -                 -1.2%             -46.3%
Start Date                                   -                Apr-08             Apr-02
End Date                                     -                Sep-08             Jan-06
Max Monthly Consecutive Loss                 -                 -1.2%             -36.7%
Start Date                                   -                Apr-08             Jun-08
End Date                                     -                Jun-08             Oct-08
Max/Min Returns
Rolling 12 Months                  6.6% / 1.0%         11.1% / -0.6%     49.8% / -48.3%
Rolling 3 Months                   1.7% / 0.3%          3.9% / -1.9%     26.9% / -38.3%
Average Monthly Returns                   0.3%                  0.4%               0.1%
% Months with Gains                     100.0%                 78.6%              54.7%
Correlation
iBoxx USD Treasury 1-3 Yr                 0.09                  1.00              -0.29
MSCI World USD TR                         0.00                 -0.29               1.00

Monthly Returns*
            1999    2000    2001    2002    2003    2004    2005    2006    2007    2008
----------------------------------------------------------------------------------------
Jan                0.48%   0.55%   0.16%   0.11%   0.08%   0.19%   0.38%   0.48%   0.34%
Feb        0.37%   0.45%   0.43%   0.14%   0.10%   0.08%   0.19%   0.35%   0.41%   0.24%
Mar        0.44%   0.52%   0.44%   0.13%   0.11%   0.09%   0.23%   0.39%   0.44%   0.23%
Apr        0.40%   0.47%   0.42%   0.16%   0.11%   0.08%   0.22%   0.37%   0.45%   0.19%
May        0.37%   0.57%   0.36%   0.15%   0.10%   0.08%   0.27%   0.45%   0.45%   0.17%
Jun        0.43%   0.55%   0.32%   0.14%   0.11%   0.09%   0.25%   0.42%   0.42%   0.17%
Jul        0.42%   0.57%   0.34%   0.16%   0.09%   0.11%   0.26%   0.45%   0.47%   0.17%
Aug        0.45%   0.56%   0.32%   0.15%   0.08%   0.13%   0.32%   0.45%   0.43%   0.16%
Sep        0.44%   0.53%   0.24%   0.15%   0.09%   0.13%   0.30%   0.42%   0.39%   0.16%
Oct        0.42%   0.58%   0.23%   0.15%   0.09%   0.14%   0.33%   0.47%   0.44%   0.09%
Nov        0.48%   0.54%   0.18%   0.11%   0.08%   0.17%   0.33%   0.44%   0.37%
Dec        0.45%   0.53%   0.15%   0.11%   0.09%   0.19%   0.35%   0.42%   0.37%
----------------------------------------------------------------------------------------
Ann.Rtn.   4.88%   6.52%   4.04%   1.72%   1.15%   1.38%   3.30%   5.14%   5.25%   1.94%

*Source: Deutsche Bank, 2008, Bloomberg. The DB Fed Funds Index has been retrospectively calculated and did not exist prior to October 15, 2007.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Fed Funds Index would have been lower than the Index as a result of fees and/or costs.

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